Exhibit 99.1

Ultralife Batteries Inc. to Host Investor/Analyst Conference Call on January 4, 2005; Management to Discuss Next-Gen II Phase IV Award

    NEWARK, N.Y.--(BUSINESS WIRE)--Dec. 28, 2004--Ultralife Batteries, Inc. (NASDAQ: ULBI) will host a conference call on January 4th, 2005, at 9:00 a.m. ET, to discuss the Next-Gen II Phase IV award by the US Defense Department. These contracts, which could reach a maximum value of $286 million, are for the production of five types of primary (non-rechargeable) lithium-manganese dioxide batteries for the U.S. Military. The company issued a press release on December 23, 2004 to announce this award. A copy of the release can be viewed in the Investor Information - Press Releases section of the company's website at http://www.ultralifebatteries.com/invest.asp.
    Management will host a Q & A session during the call. Investors are invited to access a live webcast of the conference call in the Investor Information - Event Calendar section of the company's website: http://www.ultralifebatteries.com/invest.asp. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified. Detailed information about Ultralife is available at www.ultralifebatteries.com.

    This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.
    Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Company Contact:
             Peter Comerford, 315-332-7100
             pcomerford@ulbi.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations Contact:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media Contact:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com